UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2022

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices, including zip code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2022, the board of directors of Pacific Biosciences of California, Inc. (the “Company”), at the recommendation of the compensation committee of the board of directors, approved an amendment (the “Amendment”) to the Company’s 2020 Equity Incentive Plan (the “2020 Plan”), subject to stockholder approval, to reserve an additional 18,000,000 shares of the Company’s common stock (the “Additional Shares”) for issuance pursuant to the 2020 Plan. As described below under Item 5.07, the stockholders of the Company approved the Amendment at the annual meeting of stockholders held virtually on May 25, 2022 (the “Annual Meeting”).

A more complete description of the material terms of the Amendment and 2020 Plan can be found in “Proposal 3: Approval of Amendment to the 2020 Equity Incentive Plan” in the Company’s definitive proxy statement originally filed with the Securities and Exchange Commission (“SEC”) on April 14, 2022 (as supplemented, the “Proxy Statement”), which description is incorporated by reference herein. The foregoing descriptions and the descriptions incorporated by reference from the Proxy Statement are qualified by reference to the full text of the 2020 Plan, as amended, a copy of which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held its 2022 Annual Meeting on May 25, 2022. Of the 224,329,439 shares of the Company’s common stock outstanding as of the record date of March 31, 2022, 189,287,226 shares were represented at the Annual Meeting, either virtually in person or by proxy, constituting approximately 84.38% of shares of common stock entitled to vote at the Annual Meeting. The three matters voted on at the Annual Meeting and the voting results with respect to each such matter are set forth below:

Proposal 1: Election of Three Class III Directors

Name of Director	For	Against	Abstain	Broker Non-Votes
David Botstein, Ph.D.	154,199,726	896,098	143,251	34,048,151
William Ericson	151,871,805	3,214,953	152,317	34,048,151
Kathy Ordoñez	124,756,293	30,358,126	124,656	34,048,151

Each director nominee was duly elected to serve until the 2025 annual meeting of stockholders and until his or her successor is duly elected and qualified, subject to his or her earlier resignation or removal.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
188,204,474	574,329	508,423

The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

Proposal 3: Approval of Amendment to the 2020 Equity Incentive Plan

For	Against	Abstain	Broker Non-Votes
114,164,354	40,929,508	145,213	34,048,151

The stockholders approved the amendment to the Company’s 2020 Plan to increase the number of shares of the Company’s common stock reserved thereunder.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1+*	Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended
10.2+*	Form of Global Stock Option Agreement under the Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended
10.3+*	Form of Global Restricted Stock Unit Agreement under the Pacific Biosciences of California, Inc. 2020 Equity Incentive Plan, as amended
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Indicates management contract or compensatory plan.

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Brett Atkins
Brett Atkins
General Counsel
Date: May 26, 2022